Exhibit 10.2



                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     This Settlement Agreement and Release (the "Settlement Agreement") is entered into this _11th day of November, 2005, by and between Pediatric Prosthetics Incorporated, an Idaho corporation ("Pediatric Prosthetics"), and Secured Releases, LLC ("Secured Releases").

     WHEREAS, Secured Releases owned an interest in a convertible promissory note dated February 27, 2001, originally held by International Investment Banking, Inc. and made by Idaho-Mountain Silver, Inc. (renamed Grant Douglas Acquisition Corporation) and subsequently renamed Pediatric Prosthetics, Inc. (the "Promissory Note"); and

     WHEREAS, Secured Releases asserts that it entered into an Assignment of the Promissory Note which was dated February 26, 2004 ("Assignment of Promissory Note"), pursuant to which it purportedly assigned a portion of the Promissory Note; and

     WHEREAS, as part of the Assignment of Promissory Note, to which Pediatric Prosthetics was not a party, it was stated that upon conversion by Secured Releases of the Promissory Note, that Pediatric Prosthetics would issue a total of 12,054,530 shares of common stock to Secured Releases; and

     WHEREAS, Secured Releases proposed to convert $120,545.30 of the principal amount of the Promissory Note which would represent the remaining principal balance under the Promissory Note into 12,054,530 shares of common stock of Pediatric Prosthetics in May, 2004; and

     WHEREAS, a dispute arose between Secured Releases and Pediatric Prosthetics whereby Pediatric Prosthetics disputes that it either owes or is obligated to convert the Promissory Note into 12,054,530 shares of common stock to Secured Releases; and

     WHEREAS, Pediatric Prosthetics only issued 3,000,000 shares of common stock to Secured Releases and asserts that such issuance represented full and complete payment under the Promissory Note and that Secured Releases is not entitled to any further rights under the Promissory Note or any other rights of conversion under the Promissory Note; and

     WHEREAS, Secured Releases asserts that it has a claim for 9,054,530 additional shares of common stock of Pediatric Prosthetics in connection with the conversion of the Promissory Note or, alternatively, asserts that it has a claim to an ownership interest in the Promissory Note for failure of Pediatric Prosthetics to convert the Promissory Note into the conversion shares; and

     WHEREAS, Pediatric Prosthetics disputes Secured Releases' claims for the issuance of any additional conversion shares or that Secured Releases has any rights, title, interest or ownership in the Promissory Note; and

     WHEREAS, after extended negotiation, all of the parties hereto have determined that it is in their mutual best interest to enter into this

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Settlement  Agreement upon the terms and conditions specified herein in complete and  final  settlement  of  all disputes, issues and claims between the parties.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, including the recitals set forth hereinabove, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the signatory parties hereto agree to enter this Settlement Agreement, providing for the resolution of any and all disputes, claims or causes of action between them on the following terms:

     1.     Provisions  of  Settlement.
            --------------------------

     (a) Pediatric Prosthetics shall pay to Secured Releases the amount of $30,000.00, to be paid upon execution of this Settlement Agreement.

     (b) Secured Releases hereby relinquishes all claims, rights, titles or interests whatsoever in or to the Promissory Note or for the issuance of any additional shares of common stock of Pediatric Prosthetics, including but not limited to rights to any monies other than as set out specifically in this Settlement Agreement.

     2.     Release  by Pediatric Prosthetics. Pediatric Prosthetics does hereby
            ---------------------------------
for itself, its officers, directors, shareholders, agents, employees, representatives, affiliates, subsidiaries, predecessors, successors and assigns, or any of them, fully and forever release and discharge Secured Releases, including its members, officers, directors, agents, employees, representatives, affiliates, subsidiaries, predecessors, successors and assigns, or any of them, of and from any and all cause or causes of action, suits, claims, demands, obligations, liabilities, damages, liens, contracts, agreements, promises, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, whether at law or in equity, from the beginning of time to the date of execution of this Settlement Agreement, including but not limited to those matters that have been alleged or could have been alleged regarding or relating to the Promissory Note, Assignment of Promissory Note, any claims for conversion of the Promissory Note into shares of common stock of Pediatric Prosthetics or any claims for shares of common stock of Pediatric Prosthetics or any dealings, negotiations or transactions by and between Pediatric Prosthetics and Secured Releases ("Claims").

     3.     Release  by  Secured  Releases.  Secured  Releases  does  hereby for
            ------------------------------
itself, its members, officers, directors, agents, employees, representatives, affiliates, subsidiaries, predecessors, successors and assigns, or any of them, fully and forever release and discharge Pediatric Prosthetics, including its shareholders, officers, directors, agents, employees, representatives, affiliates, subsidiaries, predecessors, successors and assigns, and all persons acting by, through, under or in concert with it, or any of them, of and from any and all cause or causes of action, suits, claims, demands, obligations, liabilities, damages, liens, contracts, agreements, promises, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, whether at law or in equity, from the beginning of time to the date of execution of this Settlement Agreement, including but not limited to those matters that have been alleged or could have been alleged regarding or relating to the Promissory Note, Assignment of Promissory Note, any claims for conversion of the Promissory Note into shares of common stock of Pediatric Prosthetics or any

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claims  for  shares  of  common  stock of Pediatric Prosthetics or any dealings, negotiations or transactions by and between Secured Releases and Pediatric Prosthetics ("Claims").

     4.     No  Admission  of  Liability.  Each  of  the  parties  expressly
            ----------------------------
understands and agrees that this Settlement Agreement is a compromise and settlement of doubtful and disputed Claims and that it is not, nor is it to be construed as an admission of liability on the part of either party. All parties expressly deny liability and intend merely to avoid potential litigation and further expense with respect to the Claims released herein. All parties expressly understand and agree that this Settlement Agreement is a full and final general release of all matters whatsoever regarding or relating to the Claims.

     5.     Representations  and  Warranties  of  Parties.  Each  of the parties
            ---------------------------------------------
hereto represents and warrants to the other that (i) such party has the full right, power and authority to enter into and this Settlement Agreement; (ii) when fully executed and performed by all parties, this Settlement Agreement will constitute the binding obligation of such party, fully enforceable against such party in accordance with its terms; (iii) such party has the full right, power and authority to settle this dispute; and (iv) such party expressly understands and agrees that it will take no action, including, but not limited to, an appeal or institution of a separate lawsuit, which seeks to challenge any provision of this Settlement Agreement, any documents provided for herein, or the settlement of the Claims referenced herein.

     6.     Notices.  All  communications  required  or  permitted  under  this
            -------
Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given the first business day following the date of actual receipt if delivered or sent by electronic fax, or the date of receipt if sent by nationally recognized overnight courier, or on the third business day after mailing if mailed by registered or certified mail, postage prepaid, addressed to the party being notified as set forth below. Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Notices to the parties hereto shall be made at the addresses set forth below:

     (a)  If  to  Pediatric  Prosthetics  to:

          Pediatric  Prosthetics  Incorporated
          Attn:  Kenneth  Bean
          12926  Willowchase  Drive
          Houston,  TX  77070

          With  a  copy  to:

          Robert  D.  Axelrod
          Axelrod,  Smith  &  Kirshbaum
          5300  Memorial  Drive,  Ste.  700
          Houston,  Texas  77007
          713  552  0202  -  FAX

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     (b)  If  to  Secured  Releases,  to:

          Secured  Releases,  LLC
          619  White  Wing  Lane
          Houston  Texas,  77079
          281-920-5636  FAX

          With  a  copy  to:

          J.  Randle  Henderson
          Attorney  at  Law
          1500  City  West  Blvd.,  Ste.  500
          Houston,  Texas  77042
          713  780  3628-  FAX

     7.     Binding  Effect.  This  Settlement  Agreement  will be binding upon,
            ---------------
inure to the benefit of and be enforceable by the parties and their respective representatives, successors affiliates, assigns and heirs.

     8.     Counterparts.  Each  of the parties expressly understands and agrees
            ------------
that this Settlement Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and, further, that this Settlement Agreement shall be effective against each party hereto, as of the date of execution by such party of a counterpart hereof, despite the fact all other parties may not have executed the same counterpart.

     9.     Facsimile  Signatures.  Each  party  agrees  to accept the facsimile
            ---------------------
signature of the other parties to this Settlement Agreement as evidence of the execution and delivery of this Settlement Agreement. Such facsimile signature will be deemed to be binding upon the parties sending such facsimile signature. Any party which sends a facsimile signature agrees to deliver a manually signed original counterpart of this Settlement Agreement to all other parties within five (5) business days. To the extent that any party fails to deliver the originally executed document to the other parties, such non-delivery shall not invalidate the validity and effect of this Settlement Agreement.

     10.     Section  Headings.  The  section  headings  contained  in  this
             -----------------
Settlement Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Settlement Agreement.

     11.     Entire Agreement.  This Settlement Agreement constitutes the entire
             ----------------
agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Settlement Agreement shall be binding unless executed in writing by the parties hereto.

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Each  of  the  parties  expressly  acknowledges that no promises, inducements or agreements not herein expressed have been made to them and that the terms of this Settlement Agreement are contractual and not merely a recital.

     12.     Validity.  The  invalidity  or unenforceability of any provision of
             --------
this Settlement Agreement shall not affect the validity or enforceability of any other provisions of this Settlement Agreement, which shall remain in full force and effect.

     13.     Survival.  The  respective  representations,  warranties, covenants
             --------
and agreements set forth in this Settlement Agreement shall survive the execution hereof for the maximum period allowed by law.

     14.     Expenses.  All  expenses  incurred  by  the  parties  hereto  in
             --------
connection with or related to the authorization, preparation and execution of this Settlement Agreement or the transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred the same. Each of the parties expressly understands and agrees that in the event it shall become necessary for any party hereto to seek enforcement hereof, or in the event of any dispute arising hereunder, the costs and expenses of the prevailing party, including attorney's fees, shall be paid by the non-prevailing party.

     15.     Choice  of  Law  and  Venue.     Each  of  the  parties  expressly
             ---------------------------
understands and agrees that the validity, enforceability and interpretation of this Settlement Agreement shall be governed in all respects in accordance with the procedural and substantive laws of the State of Texas, notwithstanding any choice of law, principle or rule to the contrary and that the appropriate federal and state courts in Harris County, Texas shall have exclusive jurisdiction and venue concerning this Settlement Agreement and shall be the proper forums for adjudication of these matters.


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     16.     Voluntary  Nature  of  Agreement.  Each  of  the  parties expressly
             --------------------------------
acknowledges that each of them respectively has read this Settlement Agreement; that the terms of this Settlement Agreement, the significance and effect of this Settlement Agreement, and the significance and effect of the settlement and compromise of the Claims referenced herein have been explained respectively to each of them by their respective attorneys' and that each of them respectively understands the same, enters into same voluntarily and with full knowledge of the effect thereof, and believes the release, settlement and compromise of the Claims upon the terms and conditions set forth in this Settlement Agreement to be in each party's respective best interest.


     IN WITNESS WHEREOF, the parties hereto have executed or caused this Settlement Agreement to be executed as of the date set forth above.

                              PEDIATRIC  PROSTHETICS  INCORPORATED


                              By: /s/ Kenneth W. Bean
                                 ---------------------------------


                              SECURED  RELEASES,  LLC


                              By:
                                 ---------------------------------

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